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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                              IMPACT SYSTEMS, INC.
                                       AT

                      $2.75 NET PER SHARE OF COMMON STOCK
                                       BY

                         VOITH SULZER ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                      VOITH SULZER PAPER TECHNOLOGY NORTH
                                  AMERICA INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON TUESDAY, JANUARY 20, 1998,
                         UNLESS THE OFFER IS EXTENDED.

                                                               December 18, 1997

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by Voith Sulzer Acquisition Corp., a California corporation (the "Purchaser") and a wholly owned subsidiary of Voith Sulzer Paper Technology North America Inc., a Delaware corporation ("Parent"), to act as Information Agent in connection with the Purchaser's offer to purchase all outstanding shares of common stock, without par value (the "Shares") of Impact Systems, Inc., a California corporation (the "Company"), at a price of $2.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 18, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together with the Offer to Purchase, constitute the "Offer") enclosed herewith. Parent is an indirect subsidiary of J.M. Voith AG, a corporation organized under the laws of the Federal Republic of Germany.

     THE OFFER IS BEING MADE PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 11, 1997 (THE "MERGER AGREEMENT"), BY AND AMONG PARENT, THE PURCHASER AND THE COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY HAS (A) APPROVED THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT DESCRIBED IN THE OFFER TO PURCHASE, THE OFFER AND THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, (B) DETERMINED THAT THE OFFER PRICE TO BE RECEIVED BY THE SHAREHOLDERS OF THE COMPANY PURSUANT TO THE OFFER AND THE MERGER IS FAIR TO THE SHAREHOLDERS AND (C) RECOMMENDS THAT SHAREHOLDERS TENDER THEIR SHARES PURSUANT TO THE OFFER.

     Also enclosed is the letter to shareholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE OF THE OFFER THAT NUMBER OF SHARES WHICH WILL REPRESENT AT LEAST 90% OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS (AFTER GIVING PRO FORMA
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EFFECT TO THE POTENTIAL ISSUANCE OF ANY SHARES ISSUABLE UNDER THE STOCK OPTION
AGREEMENT) ON THE DATE OF PURCHASE. THE PURCHASER WILL NOT BE REQUIRED TO ACCEPT FOR PAYMENT OR PAY FOR TENDERED SHARES UNTIL THE EXPIRATION OF ALL APPLICABLE WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"), AND THE SATISFACTION OF CONDITIONS UNDER ANY OTHER APPLICABLE ANTITRUST, COMPETITION OR TRADE REGULATORY LAWS, RULES OR REGULATIONS OF ANY DOMESTIC OR FOREIGN GOVERNMENT OR GOVERNMENTAL AUTHORITY OR ANY MULTINATIONAL AUTHORITY ("ANTITRUST LAWS"). THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS DESCRIBED IN SECTION 15 OF THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase dated December 18, 1997;

          2. The Company's Solicitation/Recommendation Statement on Schedule 14D-9;

          3. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date;

          5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld; and

          7. A return envelope addressed to the Depositary (as defined in the Offer to Purchase).

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not properly withdrawn promptly after the latest to occur of (i) the Expiration Date, (ii) the expiration of all applicable waiting periods under the HSR Act and the satisfaction of conditions under any other applicable Antitrust Laws and (iii) the satisfaction or waiver of the conditions to the Offer set forth in Section 15 of the Offer to Purchase. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, validly tendered Shares as, if and when the Purchaser gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share Certificates or a timely confirmation of a book-entry transfer of Shares into the Depositary's account at one of the Book-Entry Transfer Facilities (as defined in Section 2 of the Offer to Purchase) pursuant to the procedures set forth in Section 2 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal. Under no circumstances will interest on the purchase price for Shares be paid by the Purchaser, regardless of any delay in making such payment.

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     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent and the Depositary as described in Section 17 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Purchaser will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 20, 1998 UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and Share Certificates should be delivered or such Shares should be tendered by book-entry transfer or in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer or ATOP on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          D.F. KING & CO., INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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